Exhibit 3.3

BYLAWS

OF

INSPIRE VETERINARY PARTNERS, INC.

(Delaware File Number: 4308714)

ARTICLE I

NAME AND OFFICES

1.       Name. The name of the Corporation is INSPIRE VETERINARY PARTNERS, INC. (the “Corporation”).

2.       Office. The principal office of the Corporation is to be located at such place, either within or without the State of Delaware, as the Board of Directors (the “Board”) shall designate from time to time. Offices may also be kept at such other places as the Board may from time to time determine or the business of the Corporation may require.

3.       Registered Office and Agent. The Corporation shall have and continuously maintain a registered office and a registered agent within the State of Delaware. The Board of Directors, from time to time by resolution, may change the registered agent and the address of the registered office.

ARTICLE II

STOCKHOLDERS' MEETINGS

1.       Place. All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other places within or without the State of Delaware as the Board of Directors of the Corporation may designate in the notice of the meeting.

2.       Annual Meetings. An annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such date as may be specified by the Board of Directors. If that day is a legal holiday in the State of Delaware, then the annual meeting shall be held on the next business day thereafter. The failure to hold the annual meeting at the time fixed in this Section shall not affect the validity of any corporate action and shall not work a forfeiture or dissolution of the Corporation.

3.       Special Meetings. Special meetings of the stockholders shall be held whenever called by the Secretary upon request of the President or a majority of the Board of Directors, or if the holders of at least sixty six and two-thirds percent (66 2/3%) of the issued and outstanding shares of common stock entitled to vote at such meeting on any issue proposed to be considered at such meeting sign, date, and deliver to the Secretary a written demand for the meeting describing the purpose or purposes for which it is to be held.

4.       Notice of Meetings. Written notice stating the place, date, and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting. If the notice is mailed at least thirty (30) days before the date of the meeting, it may be done by a class of United States mail other than first class.

5.        Waiver of Notice. Notice of any stockholders meeting may be waived, in writing, by any stockholder, either before or after the time stated therein and, if any stockholder entitled to vote is present at a stockholders meeting and does not object, prior to or at the commencement of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, such stockholder shall be deemed to have waived notice of such meeting. Neither the business to be transacted at, nor the purpose of, any such regular or special meeting of the stockholders need be specified in any written waiver of notice.

6.       Notice of Adjourned Meeting. When a meeting is adjourned to another date, time, or place, it shall not be necessary to give any notice of the adjourned meeting if the new date, time, or place is announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted that might have been transacted on the original date of the meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the place (if any), date and time of the adjourned meeting by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

7.       List of Voters. The officer having charge of the stock transfer books of the Corporation shall make, at least ten (10) days before each meeting of stockholders, a complete alphabetical list of the stockholders entitled to vote at such meeting or any adjournment thereof, with the address, and the number of shares held by each. Such list shall be kept available for inspection by any stockholder at the principal office of the Corporation, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the transfer agent or registrar of the Corporation for a period of ten (10) days prior to such a meeting or such shorter time as exists between the record date and the meeting and shall be subject to inspection by any stockholder at any time during usual business hours and at his expense. Such list shall also be produced and kept open at the meeting and shall be subject to the inspection of any stockholder at any time during the meeting. The stockholders' list shall be prima facie evidence of the identity of the stockholders entitled to examine such list or to vote at any meeting of stockholders. Refusal or failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

8        Fixing of Record Date. The Board of Directors may fix in advance a date as the "record date" not more than sixty (60) and not less than ten (10) days prior to the meeting date for the determination of stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof. If no record date is fixed for the determination of stockholders entitled to notice or to vote at a meeting of stockholders, then the date on which notice of the meeting is mailed shall be the record date for the determination of stockholders. When a determination of stockholders who are entitled to vote at any meeting of stockholders has been made as provided in this Section, the determination shall apply to any adjournment, unless the Board fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting, except as otherwise provided by the Delaware General Corporation Law.

9.       Quorum. The presence in person or by proxy of a majority of the shares of the Corporation which are entitled to vote at the meeting shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the shares so present may adjourn the meeting from time to time. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof, unless a new record date is set for that adjourned meeting.

Bylaws – Inspire Veterinary Partners, Inc.

10.     Voting of Shares. At every meeting of the stockholders of the Corporation, (i) each stockholder owning one or more shares of Common Stock A on the record date as established in Section 7 of this Article shall be entitled to twenty-five (25) votes per share in person or by proxy for each share of common stock having voting power held by such stockholder and (ii) each stockholder owning one or more shares of Common Stock B on the record date as established in Section 7 of this Article shall be entitled to one (1) vote per share in person or by proxy for each share of common stock having voting power held by such stockholder. All matters, other than the election of directors and as set forth in Article III Section 2 below1, coming before any meeting of the stockholders at which a quorum is present shall be approved if the votes cast by the holders of the shares represented at the meeting and entitled to vote thereon exceed the votes cast opposing the action, unless the vote of a greater number is required by the Delaware General Corporation Law. Directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

11.     Proxies. A stockholder may vote either in person or by proxy executed in writing by the stockholder, his duly authorized attorney-in-fact or other person authorized to vote on behalf of the stockholder under the Delaware General Corporation Law. Such proxy shall be filed with the Secretary of the Corporation before or at the time of any meeting. No proxy shall be valid after the duration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided by the Delaware General Corporation Law.

12.    Action by Stockholders Without a Meeting. Any action required or permitted by the Delaware General Corporation Law, the Certificate of Incorporation, or these Bylaws to be taken at any annual or special meeting of the stockholders may be taken without a meeting, prior notice, or a vote, if a consent in writing, setting forth the action so taken, shall be signed and dated by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and delivered to the Corporation at its principal office in this state or principal place of business, or delivered to the Secretary or other officer having custody of the book in which proceedings of meetings of stockholders are recorded. Written consents of the number of holders required to take action must be delivered to the Corporation within sixty (60) days of the date of the earliest dated consent delivered to the Corporation. Any consent may be revoked prior to the date that the Corporation receives the required number of consents to authorize the proposed action by delivery, as described in this Section, of a written revocation to the Corporation.

 Within ten (10) days after obtaining authorization by written consent, notice shall be given to those stockholders who have not consented in writing or who are not entitled to vote in the action. The notice shall fairly summarize the material features of the authorized action. If the action is one for which dissenters' rights are provided under the Delaware General Corporation Law, the notice shall contain a clear statement of the right of dissenting stockholders to be paid the fair value of their shares upon compliance with further provisions of the Delaware General Corporation Law regarding the rights of dissenting stockholders.

Bylaws – Inspire Veterinary Partners, Inc.

ARTICLE III

BOARD OF DIRECTORS

1.       Management and Number. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled and managed by or under the direction of, a Board of Directors. The Corporation shall have at least one (1) Director, and the number of directors on the Board may be fixed, from time to time, by resolution of the Board.

2.       Decisions Requiring Unanimous Consent. The Board shall not take, and the Officers shall cause the Corporation not to take, any of the following actions without the approval of the Stockholders collectively holding one hundred percent (100%) of the aggregate outstanding common stock of the Corporation:

(i)	amend, modify or waive (whether by merger, consolidation, or otherwise) the preferences, privileges or other rights in the Corporation’s stock, in the Certificate of Incorporation or these Bylaws in a manner that adversely affects, or adversely alters the rights of, any Stockholder relative to all other Stockholders, except as expressly permitted in the Certificate of Incorporation, these Bylaws or the Stockholder Agreement;

(ii)	enter any transaction (including the issuance of preferred equity) that has a disproportionate impact on any Stockholder relative to all other Stockholders or alter the rights of any Stockholder in respect of his or its stock;

(iii)	make any change in the principal type of business of the Corporation;

(iv)	amendments to the Bylaws in a manner that materially adversely affects, or materially adversely alters the rights of, any Stockholder; except that, for the avoidance of doubt, the Stockholders holding a majority of the aggregate outstanding Stock may cause and direct the Corporation to take any ministerial actions required to be taken by the Corporation under the Stockholder Agreement;

(v)	cause the Corporation to take an action or consummate any transaction (i.e., a merger, joint-venture or acquisition of a subsidiary or new business division) that would cause the Corporation to thereafter cease to be operated and managed as a stand-alone business unit for which an individual profit & loss account can be reasonably maintained; or

(vi)	convert stock into any other class or series of stock.

3.       Election and Vacancies. At each annual meeting of the stockholders, the stockholders shall elect the members of the Board of Directors. Each person named in the Certificate of Incorporation as a director shall hold office until the first annual meeting of the stockholders and until his successor shall have been elected and qualified, or until his earlier resignation, removal from office, or death. Each director elected thereafter shall hold office for a term of one year and thereafter until his successor shall have been elected and qualified, or until his earlier resignation, removal from office, or death. Whenever any vacancy on the Board shall occur due to death, resignation, retirement, removal, or resulting from an increase in the authorized number of directors, or otherwise, a majority of the remaining directors then in office, even if the remaining directors are less than a quorum of the entire Board, may fill the vacancy or vacancies so created until a successor or successors shall be duly elected by the stockholders and shall qualify.

Bylaws – Inspire Veterinary Partners, Inc.

4.       Resignation and Removal of Directors. At a meeting of stockholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors. A director may resign at any time by giving written notice to the President or Secretary.

5.       Quorum. A majority of the directors shall constitute a quorum for the transaction of business by the Board of Directors. Any act or decision of the majority of the directors present at a meeting at which a quorum is present shall be the act or decision of the Board. A director who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless said director votes against or abstains from the action taken, or objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting specified business at the meeting. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present and, unless announced at the time of adjournment, to the other directors.

6.       Place of Meetings. Meetings of directors shall be held at the principal office of the Corporation or such other place or places, either within or without the State of Delaware, as may be agreed upon by the Board of Directors. Members of the Board may also participate in meetings of the Board by any means of communication by which all directors participating in the meeting can hear each other simultaneously, and participation in a meeting in such manner shall be deemed presence in person at the meeting for all purposes.

7.      Regular and Special Meetings. Regular meetings of the Board of Directors shall be held as frequently and at such time and place as may be determined by the Board from time to time. Special meetings of the Board shall be called by the Secretary at any time on request of the President or a member of the Board.

8.      Notice. Regular meetings of the Board of Directors may be held without notice. Special meetings of the Board may be held upon two (2) days’ notice, which may be either written or oral, of the date, time, and place of the meeting.

9.      Executive Committee. The Board of Directors, by resolution adopted by a majority of the full Board, may appoint an Executive Committee and other committees composed of members of the Board, and may vest each such committee with all or any portion of the powers vested by law or in these Bylaws in the full Board, except as provided under the Delaware General Corporation Law, and may provide for rules of procedure to govern the operation of such committee.

10.     Informal Action by Directors. Any action which is required to be or may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all the directors or members of the committee, as the case may be. Action taken under this Section is effective when the last director signs the consent, unless otherwise specified in the consent.

Bylaws – Inspire Veterinary Partners, Inc.

11.       Compensation of Directors. The directors may be reimbursed for any expenses incurred by them in attendance at any meeting of the Board of Directors or of any of its committees. Every director may be paid a stated salary as director and/or a fixed sum for attendance at each meeting which he attends. No payments or reimbursements described herein shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

OFFICERS

1.       Officers. The initial officers of the Corporation shall consist of a President who shall be elected by the Board of Directors. The Board may also elect a Chairman of the Board, a Treasurer, a Secretary, one or more Vice Presidents, and such other officers and assistant officers and agents as may be deemed necessary from time to time. Any two or more offices may be held by the same person.

2.       Decisions Requiring Majority Consent of the Board of Directors. The Officers shall not take, and shall not take any action to cause the Corporation to take, any of the following actions without the approval of the Board by affirmative consent of the majority of the Directors at any meeting of the Board having a quorum:

(a)	the incurrence by the Corporation of any indebtedness in excess of $10,000 in the aggregate as of any time; (2) any voluntary repayment of such indebtedness of the Corporation (other than scheduled payments or permitted repayments which do not require any make whole payment or other prepayment premium or similar fee as long as the Board does not expressly prohibit such repayments); or (3) any refinancing, replacing or recapitalization of such Indebtedness;

(b)	the sale, transfer or other disposition of all or any material portion of the assets of the Corporation, whether in a single transaction or in a series of related transactions (other than such transactions requiring unanimous Board approval);

(c)	the transfer of equity interests in the Corporation, except as otherwise expressly required or permitted by the Stockholder Agreement;

(d)	the creation of any direct or indirect subsidiary or the acquisition of equity interests in another person or entity or the entering into of any joint-venture, partnership or similar association with any person or entity;

(e)	any adoption, approval or recommendation of any plan of complete or partial liquidation, merger or consolidation of, or declaration of bankruptcy of, the Corporation or of its subsidiaries, if any;

(f)	the appointment, removal or replacement of any Officer of the Corporation;

(g)	approval or adoption of any incentive plans (including option, restricted equity securities or other equity plans) for executives or senior management of the Corporation;

Bylaws – Inspire Veterinary Partners, Inc.

(h)	the creation, authorization, designation, issuance or sale of any shares in the Corporation (including any common or preferred stock), or preferred equity or other equity securities of the Corporation (or any equity securities convertible, exchangeable, or exercisable for other equity securities of the Corporation) and the determination or altering of any rights, preferences, privileges and restrictions granted to or imposed upon each series of preferred stock or equity or other equity securities of the Corporation;

(i)	the acquisition by the Corporation of any assets or properties (in one or more related transactions) for cash or otherwise for an amount in excess of $250,000 in the aggregate during any fiscal year (other than acquisitions of inventory and equipment in the ordinary course of business);

(j)	the grant, creation or incurrence of any material lien or encumbrance or pledge or transfer of rights (1) on any stock or other equity securities in the Corporation or any of its subsidiaries or (2) on any asset of the Corporation or any of its subsidiaries;

(k)	except as provided in Article IX hereof, any amendment or repeal of any provision of these Bylaws or the Certificate of Formation of the Corporation (other than such actions which require unanimous Board or Stockholder approval);

(l)	any increase or decrease in the number of Directors on the Board;

(m)	any repurchase by the Corporation of any equity securities of the Corporation or any of its subsidiaries (other than pursuant to any approved employee benefit plan (or related award agreement) of the Corporation;

(n)	any recapitalization, reclassification, stock split or combination or like change in the capitalization of the Corporation;

(o)	the approval of any material change in the accounting or tax policies of the Corporation (except as required by GAAP);

(p)	except as provided in Article VII hereof, any declaration or payment of distributions or dividends in respect of any Stockholder’s stock;

(q)	making, revoking or failing to make any election or making any other determination or decision with respect to tax matters on behalf of the Corporation;

(r)	the adoption and approval of the Corporation’s operating budget for each fiscal year and any material amendment thereto; or

(s)	any action of the Corporation in connection with the preparation, approval or filing of any local, state or federal income tax return of the Corporation.

3.       Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors. Each officer shall hold office until his successor has been duly elected and has qualified, or until his death, resignation, or removal from office.

Bylaws – Inspire Veterinary Partners, Inc.

4.       Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term of office.

5.       Resignation and Removal of Officers. Any officer may resign by giving written notice to the President or the Secretary. Any officer may be removed by the Board at any time with or without cause. Any such removal of an officer shall be without prejudice to his contract rights, if any.

6.       Salaries. The salaries of the officers, if any, shall be fixed from time to time by the Board of Directors.

7.       Delegation of Power. In case of absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer or to any director or employee of the Corporation, provided that a majority of the entire Board of Directors approves.

8.       President. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall generally supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the stockholders and directors. He may sign, with the Secretary or any other proper officer of the Corporation, certificates for shares of the Corporation, deeds, mortgages, notes, bonds, contracts, and other similar instruments which the Board has authorized to be executed, except in cases where the signing and election thereof has been expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation, or is required by law to be otherwise signed or executed. In general, the President shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board from time to time.

9.       Vice-President. In the absence of the President, or in the event of his death or his inability or refusal to act, a Vice-President (or in the event there is more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President. When so acting, the Vice-President shall have all powers of, and be subject to all restrictions upon, the President. Any Vice-President may sign with the Secretary or an Assistant Secretary, certificates for shares of the Corporation. The Vice-President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

10.       Secretary. The Secretary shall attend and record the minutes of all meetings of the Board of Directors and of the stockholders in one or more books provided for that purpose; duly give all required notices in accordance with the provisions of these Bylaws or as required by the Delaware General Corporation Law; be custodian, or see to the custody, of the corporate records (except the financial records) of the Corporation; sign with the President or Vice-President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board; have general charge of the stock record books of the Corporation; and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board.

11.       Treasurer. The Treasurer shall have custody of, and be responsible for, the financial records, corporate funds and securities of the Corporation; deposit all such monies which are not otherwise employed in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected by the Board of Directors; and in general, perform all of the duties as from time to time may be assigned to him by the President or by the Board. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board determines.

Bylaws – Inspire Veterinary Partners, Inc.

12.       Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign, with the President or a Vice-President, certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board. The Assistant Treasurers shall respectively, if required by the Board, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the President or the Board.

ARTICLE V

SHARE CERTIFICATES

1.       Consideration and Payment. The stock of the Corporation may be issued for such consideration as may be fixed from time to time by the Board of Directors, provided, however, that the consideration may not be less than the par value of any such stock having a par value.

2.       Issuance. Every holder of shares in the Corporation shall be entitled to have a certificate representing all shares to which he is entitled. Certificates representing shares in the Corporation shall be signed (either manually or in facsimile) by the President or a Vice President and the Secretary or an Assistant Secretary (to extent there is then one in office). If the person who signed (manually or in facsimile) a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

3.       Restrictions on Transfer of Shares. Every certificate representing shares in the Corporation which are restricted as to the sale, disposition, or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize on the certificate, or shall state that the Corporation will furnish to any stockholder upon request and without charge a full statement of the restrictions.

4.       Transfer of Stock. The Corporation shall register a certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney.

5.       Lost, Stolen, or Destroyed Certificates. If any stockholder claims to have lost or destroyed a certificate for shares issued by the Corporation, a new certificate shall be issued upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. In the discretion of the Board of Directors, deposit of a bond or other indemnity in such amount and with reasonable sureties thereon, if any, may be required by the Board.

6.       Holders of Record. The Corporation shall be entitled to treat the holder of record of any shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the Delaware General Corporation Law.

Bylaws – Inspire Veterinary Partners, Inc.

ARTICLE VI

BOOKS AND RECORDS; REPORTS TO STOCKHOLDERS

1.       Books and Records. The Corporation shall keep as permanent records minutes of the proceedings of its Board of Directors and the stockholders and of all actions taken by the Board of the stockholders without a meeting; and of all actions taken by a committee of the Board in place of the Board on behalf of the Corporation. The Corporation shall maintain accurate accounting records and a record of its stockholders, listing the names and addresses of all stockholders alphabetically and the number of shares held by each. The Corporation shall keep copies of the Certificate of Incorporation and amendments thereto currently in effect; the Bylaws and all amendments thereto currently in effect; resolutions adopted by the Board of Directors creating or fixing the rights, preferences, limitations or different classes or series of shares which are outstanding; minutes and records of all stockholders' meetings or actions for the past three years; written communications to all stockholders or all stockholders of a class or series within the past three years, including financial statements furnished under the Delaware General Corporation Law; the names and business street addresses of the current directors and officers; and the most recent annual report delivered to the Department of State. The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

2.       Financial Statements for Stockholders. Unless modified by resolution of the stockholders within one hundred twenty (120) days of the close of each fiscal year, the Corporation shall furnish its stockholders annual financial statements, which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flow for that year. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis. The annual financial statements must be accompanied by the report of the public accountant who prepared them, if any, or by a statement of the President or Treasurer stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation, and describing any respects in which the basis of preparation differed from that of the statements prepared for the preceding year. The Corporation shall mail the annual financial statements to each stockholder within one hundred twenty (120) days after the close of each fiscal year, or within such time thereafter as reasonably necessary if, for reasons beyond the Corporation's control, it is unable to prepare them within the prescribed period. Thereafter, on written request from a stockholder who was not mailed the statements, the Corporation shall mail him the latest annual financial statements.

3.       Report on Indemnification. If the Corporation indemnifies or advances expenses to any director, officer, employee, or agent under the Delaware General Corporation Law, or otherwise than by court order or action by the stockholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall report the indemnification or advance in writing to the stockholders with or before the notice of the next stockholders' meeting, or prior to such meeting if the indemnification or advance occurs after the giving of such notice but prior to the time such meeting is held. The report shall include a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

Bylaws – Inspire Veterinary Partners, Inc.

ARTICLE VII

DISTRIBUTIONS

1.       Declaration of Distributions. The Board of Directors may authorize, and the Corporation may make, distributions to its stockholders subject to the Certificate of Incorporation, but no distribution may be made if, after giving it effect, the Corporation would not be able to pay its debts as they come due in the usual course of business; or its total assets would be less than the sum of its total liabilities plus (unless the Certificate of Incorporation permit otherwise) the amount that would then be needed to satisfy the preferential rights of stockholders whose rights are superior to those receiving the distribution. The determination that a distribution is not prohibited may be based on financial statements prepared on the basis of accounting practices and principles or on a fair valuation or other method that is reasonable under the circumstances. If based on such a valuation, the distribution shall be identified as based on a current valuation of assets the amount per share paid based on such valuation shall be disclosed to the stockholders with their receipt of the distribution. The Corporation's indebtedness to a stockholder by reason of a distribution shall be at parity with its indebtedness to the Corporation's general unsecured creditors, except to the extent subordinated by agreement. Distribution means a direct or indirect transfer of money or other property (except the Corporation's own shares) or incurrence of indebtedness by the Corporation to or for the benefit of stockholders in respect of any of its shares and may be in the form of a declaration or payment of a dividend; a purchase, redemption, or other acquisition of shares; a distribution of indebtedness; or otherwise.

2.       Determination of Holders of Record. For the purpose of determining the stockholders entitled to receive payment of any distribution (other than one involving a purchase, redemption, or other acquisition of the Corporation's shares), the Board of Directors may fix in advance a date as the "record date" not more than seventy (70) days prior to the date on which the resolution of the Board declaring the dividend is adopted. If no record date is fixed for the determination of stockholders entitled to receive payment of a distribution, then the date on which the resolution of the Board declaring the distribution is adopted shall be the record date for the determination of stockholders.

ARTICLE VIII

NOTICE AND WAIVER

1.       Notice. Delivery of any notice required to be given under the Delaware General Corporation Law, the Certificate of Incorporation, or these Bylaws, if required to be in writing may be communicated in person or by hand delivery, mail, electronic mail or other form of electronic communication.

2.       Attendance as Waiver. Notice of any meeting required to be given under the provisions of the Delaware General Corporation Law, the Certificate of Incorporation, or these Bylaws shall be deemed waived by the attendance at such meeting of the party or parties entitled to notice thereof, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

3.       Waiver of Notice. Whenever any notice is required to be given by the Delaware General Corporation Law, the Certificate of Incorporation, or these Bylaws, a waiver of notice in writing or approval in writing of the action taken, signed by the person or persons entitled to the notice, whether before or after the time stated in the notice, shall be deemed equivalent to actual receipt of proper notice. Any meeting with respect to which such waiver of notice applies shall be a legal meeting for the transaction of business, notwithstanding that prior notice was not given.

Bylaws – Inspire Veterinary Partners, Inc.

ARTICLE IX

AMENDMENT

1.       By Stockholders. The stockholders may alter, amend or repeal these Bylaws or adopt new Bylaws by the affirmative vote of holders of shares constituting at least sixty-six and two-thirds percent (66 2/3%) of the total votes represented by outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

2.       By Directors. Unless expressly provided to the contrary in the Certificate of Incorporation or by the stockholders in amending or repealing the Bylaws generally or a particular Bylaw provision, the Board of Directors shall have the power to adopt new Bylaws, and to amend and repeal these and any additional and supplementary Bylaws.

ARTICLE X

INDEMNIFICATION

1.       Exculpation. No Director, Officer, employee or agent of the Stockholder and no affiliate, stockholder, officer, director, employee or agent of any Stockholder (collectively, the “Covered Persons”) shall be liable to the Stockholder, any Director, any Officer for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Corporation and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s fraud or intentional malfeasance as determined in a final and non-appealable judgment entered by a court of competent jurisdiction in respect to the matter in question.

2.       Indemnification of Directors.

(a)       The Corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware and, in particular, Section 145 thereof, indemnify and hold harmless each of its directors against expenses (including attorneys’ fees), liability, loss, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, arising by reason of the fact that such person is or was a director of the corporation; provided, however, that such director(s) acted in in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

(b)       To the fullest extent and in the manner permitted by the General Corporation Law of Delaware and, in particular, Section 145 thereof, the Corporation shall indemnify each of its directors, if said directors were and/or are threatened to be made a party to or a participant (as a witness or otherwise) in any threatened, pending or completed action, suit or proceeding, by or in the right of the Corporation to procure a judgment in the Corporation’s favor, against all expenses (including attorneys’ fees) actually and reasonably incurred by the director(s) in connection with such proceeding if the director(s) acted in good faith and in a manner the director(s) reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which the director(s) shall have been finally adjudicated by court order or judgment to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the director(s) is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Bylaws – Inspire Veterinary Partners, Inc.

(c)       For purposes of this Article X, a “director” of the Corporation includes any person (a) who is or was a director of the Corporation, (b) who is or was serving at the request of the Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was a director of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation. The rights hereunder shall inure to the benefit of the heirs, testators, intestates, executors and/or administrators of the director(s) of the corporation.

3.       Indemnification Of Others.

(a)       The Corporation shall have the power and may, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware and, in particular, Section 145 thereof, indemnify and hold harmless each of its officers, employees and agents (other than directors) against expenses (including attorneys’ fees), liability, loss, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, arising by reason of the fact that such person is or was an officer, employee and/or agent of the Corporation; provided, however, that such officer(s), employee(s) and/or agent(s) acted in in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

(b)       To the fullest extent and in the manner permitted by the General Corporation Law of Delaware and, in particular, Section 145 thereof, the Corporation shall have the power and may indemnify each of its officers, employees and agents (other than directors), if said parties were or are threatened to be made a party to or a participant (as a witness or otherwise) in any threatened, pending or completed action, suit or proceeding, by or in the right of the Corporation to procure a judgment in the Corporation’s favor, against all expenses (including attorneys’ fees) actually and reasonably incurred by said parties in connection with such proceeding if said parties acted in good faith and in a manner said parties reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which said parties shall have been finally adjudicated by court order or judgment to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, said parties are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c)       For purposes of this Article X, an “officer,” “employee” or “agent” of the Corporation (other than a director) includes any person (a) who is or was an officer, employee or agent of the Corporation, (b) who is or was serving at the request of the Corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was an officer, employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation. The rights hereunder shall inure to the benefit of the heirs, testators, intestates, executors and/or administrators of the officer(s), employee(s) and/or agent(s) of the Corporation.

Bylaws – Inspire Veterinary Partners, Inc.

4.       Payment Of Expenses In Advance. Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to this Article X or for which indemnification is permitted following authorization thereof by the Board of Directors shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnified party is not entitled to be indemnified as authorized in this Article X.

5.       Indemnity Not Exclusive. The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the certificate of incorporation

6.       Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

ARTICLE XI

DEADLOCK AND CONSTRUCTION

1.       Deadlock. Should deadlock, dispute or controversy arise among the stockholders or Directors of the Corporation in regard to matters of management and company policy or matters arising under the provisions of the Certificate of Incorporation or these Bylaws, and should the stockholders, by using their legal power and influence as stockholders or Directors, be unable to resolve such deadlock, dispute or controversy, the matter shall be submitted by the stockholders or Directors to mediation according to the provisions of the Stockholder Agreement, which reproduced below:

In the event of any dispute concerning the Corporation or based on or relating to this Agreement, the Corporation or the aggrieved Stockholder shall give written notice (the “Mediation Notice”) to the other Stockholder that the matter shall be mediated pursuant to this paragraph. Within ten (10) days after the Mediation Notice, or as soon thereafter as a mediator is available, the Stockholders shall have the issue mediated before a mediator agreed upon by the Parties. If the Parties cannot agree upon a mediator, then the Parties shall have a mediator appointed by the American Arbitration Association. The mediation shall be conducted in the US according to the American Arbitration Association Commercial Arbitration Rules and Mediation Procedures. The language of the mediation shall be English. The Parties agree to keep confidential the existence, nature and substance of any disputes among the Stockholders and\or the Corporation.

2.                       Construction. Whenever a conflict arises between the language of these Bylaws and the Certificate of Incorporation, the Certificate of Incorporation shall control.

Bylaws – Inspire Veterinary Partners, Inc.

ARTICLE XII

ACTIONS WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS

Unless otherwise directed by the Board of Directors, the President or a designee of the president shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of, or with respect to any action of stockholders of, any other Corporation in which this Corporation may hold securities and to otherwise exercise any and all rights and powers that the Corporation may possess by reason of its ownership of securities in other Corporations.

ARTICLE XIII

EMERGENCY BYLAWS

The Emergency Bylaws provided in this Article XIII shall be operative during any emergency, notwithstanding any different provision in the preceding Articles of these Bylaws or in the Articles of Incorporation of the Corporation or in the Delaware General Corporation Law (other than those provisions relating to emergency by-laws). An emergency exists if a quorum of the Corporation’s Board of Directors cannot readily be assembled because of some catastrophic event. To the extent not inconsistent with these Emergency Bylaws, the Bylaws provided in the preceding Articles shall remain in effect during such emergency and upon the termination of such emergency these Emergency Bylaws shall cease to be operative unless and until another such emergency shall occur.

During any such emergency:

a.       Any meeting of the Board of Directors may be called by any officer of the Corporation or by any Director. The notice thereof shall specify the time and place of the meeting. To the extent feasible, notice shall be given in accordance with Article III above, but notice may be given only to such of the Directors as it may be feasible to reach at the time, by such means as may be feasible at the time, including publication or radio, and at a time less than twenty-four hours before the meeting if deemed necessary by the person giving such notice. Notice shall be similarly given, to the extent feasible, to the other persons referred to in (b) below.

b.       At any meeting of the Board of Directors, a quorum shall consist of a majority of the number of Directors fixed at the time by Article III of these Bylaws. If the Directors present at any particular meeting shall be fewer than the number required for such quorum, other persons present as required for such quorum, other persons present as referred to below, to the number necessary to make up such quorum, shall be deemed Directors for such particular meeting as determined by the following provisions and in the following order or priority:

(i)       Vice-Presidents not already serving as Directors, in the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age;

(ii)       All other officers of the Corporation in the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age; and

(iii)       Any other persons that are designated on a list that shall have been approved by the Board of Directors before the emergency, such persons to be taken in such order of priority and subject to such conditions as may be provided in the resolution approving the list.

c.       The Board of Directors, during as well as before any such emergency, may provide, and from time to time modify, lines of succession in the event that during such emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

Bylaws – Inspire Veterinary Partners, Inc.

d.       The Board of Directors, during as well as before any such emergency, may, effective in the emergency, change the principal office or designate several alternative offices, or authorize the officers to do so.

No officer, Director or employee shall be liable for action taken in good faith in accordance with these Emergency Bylaws.

These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, except that no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action or inaction prior to the time of such repeal or change.

Any such amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

Date adopted: December 16, 2020

/s/ Kimball Carr
Kimball Carr, Chairman of the Board of Directors

/s/ Stith Keiser
Stith Keiser, Chairman of the Board of Directors

/s/ Peter Lau
Peter Lau, Director

/s/ James Coleman
James Coleman, Director

/s/ Richard S. Marten
Richard S. Marten, Director

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Bylaws – Inspire Veterinary Partners, Inc.